Exhibit 99.3

October 18, 2021

To:	Grab Holdings, Inc.

7 Straits View, Marina One East Tower, #18-01/06

Singapore 018936

+65-9684-1256

Ladies and Gentlemen:

We have acted as Philippine counsel to Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) by Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), initially filed with the United States Securities and Exchange Commission (the “SEC”) on August 2, 2021 under the U.S. Securities Act of 1933, as amended, in relation to the proposed business combination (the “Business Combination”) among the Company, GHL and Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”).

For purposes of this opinion, we have examined originals or copies, photocopied, certified or otherwise identified to our satisfaction, of the due diligence documents described in Schedule I attached hereto and such other documents as we have deemed necessary or appropriate as basis for the opinions expressed below (collectively, the “Documents”).

In giving this opinion, we have assumed in relation to the Documents:

(i)	that the signatures, initials and/or seals on the originals of each of the Documents are genuine;

(ii)	the authenticity, completeness, and factual accuracy of all Documents submitted to us as originals;

(iii)

that all Documents submitted to us as copies conform to the originals; the completeness of all Documents submitted to us as copies or photocopies, and the authenticity of the originals where copies or photocopies have been submitted (and in each case, those in facsimile or electronic format);

(iv)	all parties to the Documents have the requisite power, capacity and authority to sign and deliver each of such documents;

(v)	all the Documents have been duly authorized, executed and delivered by all parties in accordance with applicable law;

(vi)	that the Documents are valid, enforceable and effective;

(vii)	that there have been no amendments to the Documents; no other arrangements have been entered between the parties which we are not aware that may modify or supersede any of the terms of the Documents;

(viii)

that the representations and certifications of the officers of the entities listed in Schedule II (“Philippine Entities”) are duly authorized, correct and complete (which statements we have not independently verified);

(ix)

that no other laws (other than Philippine laws) would affect the opinions stated herein but that, insofar as the laws of any jurisdiction other than the Philippines may be relevant, such laws have been complied with;

(x)	that no material documents have been withheld from us whether deliberately or inadvertently;

(xi)

that the registers of directors and the lists of shareholders of each of the Philippine Entities provided for our review are complete and have recorded all appointments of directors of such entities and registered all of such entities’ shareholders, up to and including the date of this opinion;

(xii)

that the resolutions appearing in the minutes of meetings of each of the Philippine Entities provided for our review constitute a full and accurate record of all resolutions passed by the shareholders and the board of directors of each such entity, up to and including the date of this opinion, and that such resolutions have not been revoked, rescinded, or amended by any subsequent resolutions;

(xiii)

that the meetings of the shareholders and board of directors of each of the Philippine Entities were duly convened and fully complied with the requirements of the respective by-laws and Philippine laws;

(xiv)

that each of the Philippine Entities has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution or administration of the Philippine Entities, no receiver, trustee, administrator, administrative receiver or similar officer has been appointed in relation to the Philippine Entities or any of their assets or revenues, and no out-of-court rehabilitation plan, restructuring agreement or other like agreements affecting any Philippine Entity as a borrower or debtor has been executed or is being considered or discussed in accordance with Philippine insolvency laws;

(xv)	that all governmental authorizations provided for our review have been duly and validly obtained, are in full force and effect have not been revoked, rescinded, or amended; and

(xvi)	that there have been no changes in the circumstances of the business of each Philippine Entity since the date of our review, and we have not sought to update the information contained in this opinion.

This opinion is limited to the laws of the Republic of the Philippines effective as at the date hereof and is given on the basis that it will be governed by and construed in accordance with Philippine law. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of the Philippines.

For certain questions of fact material to our conclusions herein, to the extent that we have not independently established the facts, we have relied upon the Documents and the representations and certifications of the officers and duly authorized representatives of the Philippine Entities. We have no reason to believe that such reliance is not justified. We do not assume any responsibility for any document that has not been provided to us, or of any matter not disclosed to us. Insofar as any opinion expressed herein relates to, or are based on, factual matters or information that have not been disclosed to us, such non-disclosed information shall be deemed a qualification to the opinions expressed.

Based upon the foregoing, we are of the opinion that the ownership structure of the Philippine Entities as of the date of this opinion is compliant with Philippine laws.

This opinion is rendered to you solely for the purpose of and in connection with the registration statement of GHL on Form F-4 publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agency. For clarity, we hereby consent to the use of our opinion as herein set forth as an exhibit to the registration statement of GHL on Form F-4. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K. In addition, you may release a copy of this opinion (a) to the extent required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you, (c) to your professional advisors and auditors, (d) in connection with any actual or potential dispute or claim in which you are a party, or (e) to your affiliates and their professional advisors, auditors and regulators (who need to know the contents of this opinion), in each case for the purposes of information only on the strict understanding that we assume no duty or liability to any recipients as a result or otherwise. We undertake no responsibility to update or notify you or any such permitted recipient of this opinion of any changes in the matters referred to herein arising after the date of this opinion.

[Signature page follows.]

Very truly yours,

SYCIP SALAZAR HERNANDEZ & GATMAITAN

By:	/s/ Arlene M. Maneja /s/ Melyjane G. Bertillo-Ancheta
A Partner
Arlene M. Maneja Melyjane G. Bertillo-Ancheta

SCHEDULE I

SCHEDULE OF DOCUMENTS EXAMINED

1.	Grab PH Holdings Inc.

a.	Amended General Information Sheet for 2021;

b.	Certificate of Incorporation dated 8 November 2019 with Articles of Incorporation and By-Laws;

c.	Stock Certificates;

d.	Stock and Transfer Book;

e.	Declaration of Trust - Marie Grace T. Vera Cruz;

f.	Declaration of Trust - Doris Teresa Magsaysay Ho;

g.	Declaration of Trust - Marie Christine Enciso Villegas;

h.	Declaration of Trust - Peter Henry Oey;

i.	Investment Agreement between Jesse Stefan H. Maxwell and Grab Inc. dated 4 December 2020;

j.	Amendment Agreement between Jesse Stefan H. Maxwell and Grab Inc. dated 2 February 2021;

k.	Certificate Authorizing Registration;

l.	Deed of Absolute Sale of Shares of Stock dated 29 May 2020;

m.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of Grab PH Holdings Inc. dated 18 October 2021.

2.	MyTaxi.PH, Inc. doing business under the name and style of GrabTaxi

a.	Certificate of Incorporation dated 4 March 2013;

b.	Amended Articles of Incorporation dated 26 January 2018;

c.	Amended Articles of Incorporation dated 29 September 2015;

d.	By Laws as of 4 March 2013;

e.	Declaration of Trust - Tang (8 July 2016);

f.	Declaration of Trust - Maxwell (20 September 2017);

g.	Declaration of Trust - Maxwell (27 May 2015);

h.	Declaration of Trust - Legaspi (20 September 2017);

i.	Declaration of Trust - Legaspi (28 July 2015);

j.	Declaration of Trust - AT (15 December 2015);

k.	Declaration of Trust - Russell Cohen;

l.	Declaration of Trust - Marie Grace Vera Cruz;

m.	Declaration of Trust - Anton Brion Bautista;

n.	Declaration of Trust - Ronald Roda;

o.	Amended General Information Sheet (5 January 2021);

p.	Certificate of Accreditation No. 2015-TNC-001 as an Accredited Transportation Network Company;

q.	Application for Renewal of Certificate of Accreditation as an Accredited Transportation Network Company filed on 7 June 2017;

r.	Stock and Transfer Book;

s.	Stock Certificates;

t.	Certificate Authorizing Registration;

u.	Deed of Absolute Sale of Shares of Stock dated 29 May 2020;

v.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of MyTaxi.PH, Inc. doing business under the name and style of GrabTaxi dated 18 October 2021.

3.	GrabExpress Inc.

a.	Certificate of Incorporation as of 12 November 2015 (with Original Articles of Incorporation and By-Laws);

b.	Certificate of Filing of Amended Articles of Incorporation dated 5 April 2019;

c.	Certificate of Filing of Amended Articles of Incorporation dated 22 November 2019;

d.	Certificate of Filing of Amended Articles of Incorporation dated 24 February 2021;

e.	Declaration of Trust - Brian (25 January 2016);

f.	Declaration of Trust - Babano (26 August 2016);

g.	Declaration of Trust - Lugacbo (26 August 2016);

h.	Declaration of Trust - Hazel (25 January 2016);

i.	Declaration of Trust - Ling (28 January 2016);

j.	Amended 2020 General Information Sheet dated 11 March 2021;

k.	Certificate Authorizing Registration;

l.	Deed of Absolute Sale of Shares of Stock dated 29 May 2020;

m.	Declaration of Trust – Ooey (effective 24 February 2021);

n.	Stock and Transfer Book;

o.	Stock Certificates Nos. 9, 20, 21, 23, 24, 25 and 26.

p.	Declaration of Trust (Edward Dela Vega);

q.	Declaration of Trust (Grace Vera Cruz);

r.	Declaration of Trust (Jesse Maxwell);

s.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of GrabExpress Inc. dated 18 October 2021.

4.	GrabBike Inc.

a.	Certificate of Incorporation as of 12 November 2015 (with Articles of Incorporation and By-laws);

b.	Declaration of Trust - Hazel (25 January 2016);

c.	Declaration of Trust - Ling (28 January 2016);

d.	Declaration of Trust - Babano (26 August 2016);

e.	Declaration of Trust - Brian (25 January 2016);

f.	Declaration of Trust - Lugacbo (26 August 2016);

g.	General Information Sheet (30 January 2020);

i.	Declaration of Trust – Roda (effective 3 May 2021);

h.	Declaration of Trust – Ooey (effective 29 December 2020);

j.	Stock and Transfer Book;

k.	Stock Certificates Nos. 9, 10, 11, 12 and 13;

l.	SEC Form No. F-100;

m.	Declaration of Trust (Edward Dela Vega);

n.	Declaration of Trust (Jacqueline Maye Lim);

o.	Declaration of Trust (Jesse Maxwell);

p.	General Information Sheet (28 July 2021);

q.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of GrabBike Inc. dated 18 October 2021.

5.	GrabShuttle Inc.

a.	Certificate of Incorporation as of 31 August 2018 (with Articles of Incorporation and By-Laws);

b.	Declaration of Trust – Cajumban;

c.	Declaration of Trust – Vera-Cruz;

d.	Declaration of Trust – Oey;

e.	Declaration of Trust – Cohen;

f.	Declaration of Trust – Maxwell;

g.	General Information Sheet (July 28, 2021);

h.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of GrabShuttle Inc. dated 18 October 2021.

6.	GrabCycle (Philippines) Inc.

a.	Certificate of Incorporation as of 31 May 2018 (with By-laws);

b.	SEC Form No. F-100;

c.	Certification issued by Jerome Arnaldo as Corporate Secretary of GrabCycle (Philippines) Inc. dated 18 October 2021.

7.	Grab Financial Services Philippines, Inc.

a.	Certificate of Incorporation and Authority to Operate as a Financing Company dated 15 April 2019 (with Articles of Incorporation and By-Laws);

b.	Amended General Information Sheet (28 June 2021);

c.	Declaration of Trust - Erwin Yamsuan;

d.	Declaration of Trust – Hazel Ann M Samudio;

e.	Declaration of Trust – Reuben Lai Yuen Tung;

f.	Declaration of Trust - Chona Frances S Yasay;

g.	Declaration of Trust – Arnel D Naidas;

h.	Declaration of Trust – Dennis Quintero;

i.	Declaration of Trust – Lesley Anne Claudio;

j.	Declaration of Trust – Kristina Navarro;

k.	Declaration of Trust – Kosuke Mori;

l.	Share Transfer Instructions

m.	Minutes of meeting;

n.	Stock Certificates;

o.	Stock and Transfer Book;

p.	SEC Form No. F-100;

q.	Certification issued by Dennis Quintero as Corporate Secretary of Grab Financial Services Philippines, Inc. dated 18 October 2021;

r.	Certification issued by Erwin Nicholas E. Yamsuan as Country Head of Grab Financial Services Philippines, Inc. dated 18 October 2021.

8.	GPay Network PH Inc.

a.	Certificate of Incorporation as of 7 May 2018 (with Articles of Incorporation and By-laws);

b.	Amended Articles of Incorporation dated 11 March 2019;

c.	Amended By-Laws dated 11 March 2019;

d.	BSP EMI-Others License;

e.	BSP Remittance Transfer Company Certificate of Registration Letter;

f.	BSP OPS Certificate of Registration;

g.	Stock and Transfer Book;

h.	Stock Certificates;

i.	Amended General Information Sheet (10 June 2021);

j.	Minutes of meeting, notices, waivers and proxies;

k.	Declaration of Trust – Erwin Nicholas E Yamsuan;

l.	Declaration of Trust – Ruben Lai;

m.	Declaration of Trust – Huey Ooi;

n.	Declaration of Trust – Anthony Yeow;

o.	Declaration of Trust – Chona Yasay;

p.	Declaration of Trust – Arnel Naidas;

q.	Declaration of Trust – Jason Thompson;

r.	Share Transfer Instructions (Cu to Yamsuan);

s.	Share Transfer Instructions (Quintero to GP Network Asia Pte. Ltd.);

t.	Share Transfer Instructions (Naidas to Coson);

u.	Share Transfer Instructions (Thompson to GP Network Asia Pte. Ltd.);

v.	Share Transfer Instructions (Yasay to Ooi);

w.	Share Transfer Instructions (Yeow to Lai);

x.	Share Transfer Instructions (Claudio to GP Network Asia Pte. Ltd.);

y.	Share Transfer Instructions (Navarro to GP Network Asia Pte. Ltd.);

z.	Shareholders Agreement dated 4 December 2018;

aa.	Certification issued by Dennis Quintero as Corporate Secretary of GPay Network PH Inc. dated 18 October 2021;

bb.	Certification issued by Erwin Nicholas E. Yamsuan as President of GPay Network PH Inc. dated 18 October 2021.

9.	GrabLink PH Inc.

a.	Certificate of Incorporation as of 12 August 2020 (with Articles of Incorporation and By-laws);

b.	Certificate of Filing of Amended Articles of Incorporation dated 22 March 2021;

c.	SEC Form No. F-100;

d.	General Information Sheet (19 February 2021);

e.	Minutes of meeting, notices, waivers and proxies;

f.	Declaration of Trust – Roda;

g.	Declaration of Trust – Ruben Lai;

h.	Declaration of Trust – Ooi;

i.	Declaration of Trust – Yeo Sert Chert;

j.	Certification issued by Dennis Quintero as Corporate Secretary of GrabLink PH Inc. dated 18 October 2021;

k.	Certification issued by Erwin Nicholas E. Yamsuan as Director of GrabLink PH Inc. dated 18 October 2021.

10.	GrabInsure Insurance Agency PH, Inc.

a.	Certificate of Incorporation as of 20 January 2020 (with Articles of Incorporation and By-laws);

b.	SEC Form No. F-100;

c.	Minutes of meeting, notices, waivers and proxies;

d.	Declaration of Trust – Roda;

e.	Declaration of Trust – Ruben Lai;

f.	Declaration of Trust – Ooi;

g.	Declaration of Trust – Naidas;

h.	Declaration of Trust – Yasay;

i.	Declaration of Trust – Cu;

j.	Deed of Assignment to GShield Asia Pte. Ltd. – Alvin Tan (20 January 2020);

k.	Deed of Assignment to GShield Asia Pte. Ltd. – Lesley Mondez (20 January 2020);

l.	Deed of Assignment to GShield Asia Pte. Ltd. – Gaston Perez de Tagle (20 January 2020);

m.	Deed of Assignment to GShield Asia Pte. Ltd. – Joemyl Baloro (20 January 2020);

n.	Deed of Assignment to GShield Asia Pte. Ltd. – Eleonor Garcia (20 January 2020);

o.	General Information Sheet (8 January 2021);

p.	Stock and Transfer Book;

q.	Stock Certificates;

r.	Proof of registration with Insurance Commission;

s.	Certification issued by Dennis Quintero as Corporate Secretary of GrabInsure Insurance Agency PH, Inc. dated 18 October 2021;

t.	Certification issued by Erwin Nicholas E. Yamsuan as President of GrabInsure Insurance Agency PH, Inc. dated 18 October 2021.

11.	GrabJeep, Inc.

a.	Certificate of Incorporation as of 15 August 2018 (with Articles of Incorporation and By-Laws);

b.	2020 General Information Sheet;

c.	Declaration of Trust – Cajumban;

d.	Declaration of Trust – Vera-Cruz;

e.	Declaration of Trust – Oey;

f.	Declaration of Trust – Mandel;

g.	Declaration of Trust – Maxwell;

h.	Declaration of Trust – Roda;

i.	General Information Sheet (28 July 2021);

j.	Certification issued by Erasto Miguel Aguila as Asst. Corporate Secretary of GrabJeep Inc. dated 18 October 2021.

12.	Grab Corporate Structure (as at 8 February 2021);

13.	Project Iron Man - Grab Entities List - Entities & Notes (as at 3 February 2021).

SCHEDULE II

PHILIPPINE ENTITIES

1.	Grab PH Holdings, Inc.

2.	MyTaxi.PH, Inc. doing business under the name and style of GrabTaxi

3.	GrabExpress Inc.

4.	GrabBike Inc.

5.	GrabShuttle Inc.

6.	GrabCycle (Philippines) Inc.

7.	Grab Financial Services Philippines, Inc.

8.	GPay Network PH Inc.

9.	GrabLink PH Inc.

10.	GrabInsure Insurance Agency PH, Inc.

11.	GrabJeep Inc.